UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2018

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On November 19, 2018, XOMA Corporation (the “Company”), announcing the commencement of a rights offering to stockholders (the “Rights Offering”). In connection with the Rights Offering, the Company designated 1,539 shares of its authorized and unissued preferred stock as Series Y Convertible Preferred Stock (the “Series Y Preferred Stock”) and filed a Certificate of Designation of Preferences, Rights and Limitations of Series Y Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware, which is attached hereto as Exhibit 3.1.

Each share of Series Y Preferred Stock will have a stated value of $13,000 per share and will be convertible into 1,000 shares of the Company’s registered common stock based on a conversion price of $13.00 per share of common stock. Each share will be convertible at the option of the holder at any time, provided that the holder will be prohibited from converting into common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own a number of shares above a conversion blocker, which is initially set at 19.99% of the total common stock then issued and outstanding immediately following the conversion of such shares. In the event of the Company’s liquidation, dissolution or winding up, holders of Series Y Preferred Stock will participate pari passu with any distribution of proceeds to holders of common stock. Holders of Series Y Preferred Stock are entitled to receive dividends on shares of Series Y Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on the Company’s common stock or other junior securities. Shares of Series Y Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series Y Preferred Stock will be required to amend the terms of the Series Y Preferred Stock.

The above description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 12, 2018, the Company filed the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1. The Certificate of Designation establishes and designates the Series Y Preferred Stock and the rights, preferences and privileges thereof.

The description of the Certificate of Designation contained in Item 3.03 is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Rights Offering, the Company is filing the item included as Exhibit 5.1 to this Current Report on Form 8-K for the purpose of incorporating such item as exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-223493), to which the prospectus supplement dated November 19, 2018 relating to the Rights Offering is a part.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series Y Convertible Preferred Stock

5.1	Opinion of Cooley LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: December 13, 2018	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer